EXHIBIT 99.3
LSB BANCSHARES, INC.
MANAGEMENT INCENTIVE PLAN
Effective January 1, 2006
ARTICLE I
Purpose
     The LSB Bancshares, Inc. Management Incentive Plan (the “Plan”) provides an opportunity for selected key employees of LSB Bancshares Inc. (“LSB”) and its subsidiaries to earn awards for the achievement of specific corporate and individual performance goals. The specific purposes of the Plan are:
A)	To attract and retain key employees;

B)	To increase key employees’ attention to the achievement of specific goals related to the rate of return on the assets of LSB thereby enhancing the profitability of LSB; and

C)	To reward key employees for their individual and combined contributions to the achievement of specific performance objectives and strategic goals.
ARTICLE II
Definitions
     The following words or terms used in the Plan and its Exhibits have the indicated meanings:

Section 2.1	Adjustment Factors are performance measures that reduce a Participant’s incentive award if results are not equal to or better than the target level of performance.

Section 2.2	Beneficiary means a person or entity designated by a Participant to receive the payment of a Participant’s entitlements under the Plan (if any) following the Participant’s death. If there is no valid designation of a Beneficiary at the time of the Participant’s death, or if no designated Beneficiary is living or in existence at the time of the Participant’s death, the Participant’s estate shall be the Beneficiary.

Section 2.3	Board means the Board of Directors of LSB.

Section 2.4	Committee means the Stock Option and Compensation Committee of the Board.

Section 2.5	Earned Incentive Award means the actual award a Participant is entitled to receive determined in accordance with Article V.

Section 2.6	Eligible Employee means a key management employee of LSB or a Subsidiary, as determined by the Committee in its discretion. An individual is a key management employee of LSB or a Subsidiary if the Committee determines that he or she is in a position to affect materially the profitability of LSB or a Subsidiary by reason of the nature and extent of such employee’s management duties and responsibilities.

Section 2.7	LSB means LSB Bancshares, Inc.

Section 2.8	Maximum Incentive Award means the maximum award a Participant is entitled to receive under the Plan for a Plan Year, equal to 175% of the Participant’s Target Incentive Award for such Plan Year.

Section 2.9	Measurement Factor means a Target Incentive Award, Maximum Incentive Award, Objective, Adjustment Factor, assigned weight, threshold, target or other criteria, goal, limitation, condition or measure relevant in calculating a Participant’s Earned Incentive Award for the Plan Year.

Section 2.10	Net Income means after-tax net income for LSB for the Plan Year, as determined by the independent certified public accountants of LSB in accordance with generally accepted accounting principles. Net Income for a Plan Year shall reflect accruals of Earned Incentive Awards under the Plan for such Plan Year.

Section 2.11	Objectives are performance measures (individual, department, division, subsidiary, or bankwide) assigned by the Committee for measuring performance and calculating a Participant’s Earned Incentive Award.

Section 2.12	Participant means and Eligible Employee designated by the Committee to Participate in the Plan. For the 2006 Plan Year, Plan Participants and their respective Target and Maximum Incentive Award levels for the year are listed in Exhibit B.

Section 2.13	Plan means the LSB Management Incentive Plan.

Section 2.14	Plan Year means the calendar year.

Section 2.15	Subsidiary means Lexington State Bank and any other entity whose balance sheet and financial results are included as part of LSB’s consolidated financial statements for the Plan Year.

Section 2.16	Target Incentive Award means the baseline target award amount the Committee designates for the Participant for the Plan Year.

Section 2.17	Termination Event means:
A)	Death of Participant while employed by LSB or a Subsidiary;

B)	Retirement of the Participant from LSB or a Subsidiary after satisfying the conditions for normal or early retirement under the Lexington State Bank Employees’ Pension Plan; or

C)	Disability of the Participant while employed by LSB or a Subsidiary. For this purpose, the Participant shall be considered “disabled” only if the Participant:

(i)	Is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(ii)	Is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.
ARTICLE III
Participation

Section 3.1	Designation of Participants:
A)	Prior to the beginning of each Plan Year, the Committee shall select the Eligible Employees who shall become Plan Participants with respect to such Plan Year. In designating an Eligible Employee as a Participant for a Plan Year, the Committee shall also determine each of the Measurement Factors that will be applicable to the Participant for the Plan Year.

B)	An individual selected for participation in this Plan shall not be eligible to participate in other annual incentive plans of LSB or its Subsidiaries, unless participation in the other plan is approved by the Committee.

C)	In the event of a Participant’s promotion or demotion during a Plan Year, the Committee in its discretion may change the Participant’s Measurement Factors for the remainder of the Plan Year. If the Committee changes a Measurement Factor, a prorated Measurement Factor will be determined based on the number of completed months before and after the promotion or demotion. For example, if a promotion takes place at the end of May (five complete months in the old job and seven months in the new job), each original Measurement Factor is multiplied by 5/12ths, each of the new Measurement Factors is multiplied by 7/12ths, and for each Measurement Factor the resulting amounts are added together to determine the prorated Measurement Factor for the Plan Year.

D)	If an Eligible Employee is designated as a new Participant during the Plan Year, his Measurement Factors are calculated by multiplying the annualized Measurement Factors by the ratio of full months of participation in the Plan and 12. For example, if an Eligible Employee becomes a Participant in mid-April and participates through the end of the Plan Year, he would have eight full months of participation and his annualized Target and Maximum Incentive Award are multiplied by 8/12ths to determine his prorated Target and Maximum Incentive Award for the year.

Section 3.2	Terms and Conditions of Participation. Participation in the Plan shall be subject to the provisions of the Plan. Participation with respect to a Plan Year may be evidenced by the delivery to the Participant of an Incentive Participation Certificate, a specimen of which is attached to the Plan as Exhibit A.
ARTICLE IV
Objectives and Adjustment Factors

Section 4.1	Setting Objectives and Adjustment Factors. Annually, the Committee sets Objectives and Adjustment Factors for the Plan. Objectives may be selected for various organizational levels (e.g., holding company, bank, subsidiary, department, division) and on an individual job or Participant basis. Objectives are selected from those organizational and individual performance measures that support LSB’s strategy, contribute to strong financial and operating results, and support the creation of value for shareholders.

Section 4.2	Performance Ranges for Objectives and Adjustment Factors. For each Objective and Adjustment Factor in the Plan, the Committee sets a Threshold and Target Performance level (as defined in Article V). The CEO, assisted by members of senior management, works with the Committee in determining appropriate performance levels.

Section 4.3	Weighting Objectives and Adjustment Factors. Annually, the Committee assigns a weight to each Objective and Adjustment Factor. The total weight assigned to all Objectives at the Target Performance levels shall equal 100%. Weights for Adjustment Factors at each Target Performance level will be zero, and shall be negative for performance that does not meet the Target Performance level. Weights may differ from Participant to Participant in order to reflect the relative importance of specific Objectives and Adjustment Factors to the individual Participant. Weights assigned to Objectives and Adjustment Factors for different Participant groups for the 2006 Plan Year are shown in Exhibit C.
ARTICLE V
Incentive Awards

Section 5.1	Definitions. For purposes of this Article V, the following definitions shall apply:
A)	“Actual Net Income” means the Net Income actually achieved by LSB for the Plan Year.

B)	“Target Performance” for a particular Objective means the level of results required to earn the full Target Incentive Award for that Objective. The Target Incentive Award for a particular Objective is a Participant’s overall Target Incentive Award multiplied by the weight assigned to that Objective. “Target Performance” for a particular Adjustment Factor means the level of results required to eliminate any reduction in the Earned Incentive Award based on results of that Adjustment Factor.

C)	“Threshold Net Income” means the Actual Net Income required for the Plan Year before any portion of the Target Incentive Award will be paid with respect to Objectives other than individual Objectives. If Actual Net Income is less than

Threshold Net Income for the Plan Year, no portion of the Target Incentive Awards will be paid with respect to Objectives other than individual Objectives. The Threshold Net Income with respect to the Plan Year shall be determined by the Committee prior to the first day of such Plan Year.
D)	“Threshold Performance” for a particular Objective means the level of results required before any portion of the Target Incentive Award will be paid with respect to that Objective. “Threshold Performance” for a particular Adjustment Factor means the level of results at which the maximum reduction in the Earned Incentive Award occurs for that Adjustment Factor.

Section 5.2	Determination of Applicable Percentage for Each Objective.
A)	Notwithstanding the provisions of paragraphs (B), (C) and (D) below, if Actual Net Income is less than Threshold Net Income for the Plan Year, the applicable percentage for each Objective that is not an individual Objective shall be zero.

B)	If results are equal to or below Threshold Performance for the Objective, no incentive is earned for that Objective and the applicable percentage is zero.

C)	If results fall between Threshold and Target Performance for the Objective, the applicable percentage related to the Objective shall be calculated by multiplying the weight assigned to the Objective by the amount calculated using the following formula: (Actual Performance minus Threshold Performance) divided by (Target Performance minus Threshold Performance).

D)	If results exceed Target Performance for the Objective, the applicable percentage related to the Objective shall be equal to the weight assigned to the Objective plus an amount calculated using the following formula: ((Actual Performance divided by Target Performance) minus 1) multiplied by 2.5 multiplied by the assigned weight.

Section 5.3	Determination of Applicable Reduction Percentage for each Adjustment Factor.
A)	If results are not better than Threshold Performance for the Adjustment Factor, the applicable reduction percentage related to the Adjustment Factor shall be equal to the entire negative weight assigned to the Adjustment Factor.

B)	If results fall between Threshold and Target Performance for the Adjustment Factor, the applicable reduction percentage related to the Adjustment Factor shall be calculated using the following formula: Assigned weight for the Adjustment Factor minus ((Actual Performance minus Threshold Performance) divided by (Target Performance minus Threshold Performance) multiplied by assigned weight for the Adjustment Factor). Note that this calculation produces a negative weight that is always a smaller negative weight than the assigned weight.

C)	If results are equal to or better than Target Performance, the applicable reduction percentage related to the Adjustment Factor shall be zero (i.e., no negative adjustment).

Section 5.4	Determination of the Overall Earned Incentive Award. The Participant’s Earned Incentive Award for the Plan Year shall equal his Target Incentive Award multiplied by the percentage equal to the sum of the applicable percentages calculated pursuant to Sections 5.2 and 5.3 above for each individual Objective and Adjustment Factor. If the sum of the applicable percentages exceeds 175%, the Earned Incentive Award shall not exceed the Participant’s Maximum Incentive Award.
ARTICLE VI
Termination of Employment or Eligibility During Plan Year

Section 6.1	Termination of Employment for Reasons Other Than a Termination Event. The Participant shall not receive an Earned Incentive Award with respect to a Plan Year if, for reasons other than a Termination Event, the Participant is not an employee of LSB or a Subsidiary on the last day of the Plan Year.

Section 6.2	Termination of Eligibility. If the duties or position of the Participant are changed during the Plan Year so that he is no longer an Eligible Employee as of the last day of the Plan Year, the Participant shall not receive an Earned Incentive Award for the Plan Year.

Section 6.3	Termination on Account of Termination Event. In the event of a Termination Event, the Participant (or his Beneficiary if the Participant is deceased) shall receive an Earned Incentive Award with respect to such Plan Year equal to the amount determined under Article V, multiplied by a fraction, the numerator of which is the number of full calendar months during the Plan Year in which he was a Participant prior to the Termination Event and the denominator of which is twelve.
ARTICLE VII
Payment of Earned Incentive Awards
     A Participant’s Earned Incentive Award for a Plan Year shall be paid in a single sum in cash to the Participant by LSB (or by the Subsidiary that is the Participant’s employer) on or before March 15 immediately following the end of such Plan Year.
ARTICLE VIII
Payment Following Participant’s Death

Section 8.1	Designation of Beneficiary.
A)	Each Participant may designate a Beneficiary to receive any benefits due under the Plan upon the Participant’s death. The Beneficiary designation must be made by executing a Beneficiary designation form approved by LSB for use with this Plan.

B)	A Participant may change an earlier Beneficiary designation by a executing a new Beneficiary designation form. The execution of a new Beneficiary designation form shall be deemed to be a revocation of any prior Beneficiary designation. No Beneficiary designation will be binding on LSB or its Subsidiaries until an approved Beneficiary designation form is delivered to LSB’s Secretary or Assistant Secretary, or such other officer of LSB as may be designated by the Committee.

Section 8.2	Payment Following Participant’s Death. If a Participant dies before receiving payment of an Earned Incentive Award that he has otherwise earned for a Plan Year, the Earned Incentive Award shall be paid in a single sum to the Participant’s Beneficiary on or before March 15 immediately following the Plan Year with respect to which the Earned Incentive Award is payable.
ARTICLE IX
Unsecured Benefit
     Benefits payable under this Plan are not secured in any fashion, and Participants and Beneficiaries shall be unsecured creditors with respect to such benefits. A Participant shall have no interest in any fund or specified asset of LSB or its Subsidiaries in connection with this Plan. No trust fund shall be created in connection with the Plan or any Earned Incentive Award, and there shall be no required funding of amounts that may become payable under the Plan. Any assets which are or may be set aside by an employer to pay Plan benefits shall remain for all purpose part of the general assets of the employer, and no person other than the employer shall, by virtue of the provision of the Plan, have any interest in such assets.
ARTICLE X
Administration of the Plan
     The Plan shall be administered by the Committee. The Committee shall have full and complete discretionary authority to administer the Plan, including but not limited to discretionary authority:
A)	to designate the Participants;

B)	to determine Measurement Factors;

C)	to interpret the Plan;

D)	to resolve any ambiguity and supply an omission necessary to carry out the purposes of the Plan;

E)	to make findings of fact and to determine the Earned Incentive Award for each Participant in accordance with the Committee’s interpretation of the Plan; and

F)	to prescribe, amend and rescind rules and regulations relating to the Plan.
The Committee’s decisions on all matters within its discretion shall be final and binding on all persons.

ARTICLE XI
Amendment and Termination of the Plan
     The Plan may be amended or terminated at any time by action of the Board or Committee. If the Board or Committee terminates the Plan effective as of a date during a Plan Year, the termination shall be treated as a Termination Event with respect to all Participants, and Earned Incentive Awards shall be paid in accordance with Section 6.3 and Article VII. If the Board or Committee amends the Plan effective as of a date during a Plan Year and the amendment affects eligibility for or the manner of calculating Earned Incentive Awards for the Plan Year, the amendment shall not cause any Participant’s Earned Incentive Award for the Plan Year to be less than the amount he would have received if the amendments were treated as a Termination Event as of their effective date.
ARTICLE 12
Restrictions on Transfer of Benefits
     No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to do so shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.
ARTICLE 13
General Provisions

Section 13.1	No Right or Obligation of Continued Employment. Nothing contained in the Plan shall require LSB or a Subsidiary to continue to employ the Participant, nor shall the Participant be required to remain in the employment of LSB or a Subsidiary.

Section 13.2	Withholding. There shall be deducted from the Earned Incentive Award the amount of any tax or other amount required by any governmental authority to be withheld and paid over by LSB to such authority for the account of the person entitled to such payment.

Section 13.3	Plan Not Intended to Provide Deferred Compensation. The terms and provisions of the Plan are not intended to provide for the deferral of compensation.

Section 13.4	Binding on Successors. The obligations of LSB and its Subsidiaries under the Plan shall be binding upon their respective successors and assigns.

Section 13.5	Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina.
     Adopted by the Board of Directors of LSB Bancshares, Inc. on the 20th day of December, 2005.